Exhibit (10-4)
DEFERRED COMPENSATION PLAN FOR DIRECTORS

DEFERRED COMPENSATION PLAN FOR DIRECTORS

Principal Features of Plan

1.    Effective Date - October 1, 1980.

2.    Eligibility - All outside Directors.

3.    Amounts Available for Deferral - All or part of retainer and meeting fees.  No elections to defer will be permitted for compensation earned after December 31, 2006.

4.    Period of Deferral - Until July 1, 2007.

5.    Valuation of Deferred Compensation Account - The amounts deferred will earn hypothetical interest each month equal to one-twelfth of the applicable long-term federal rate for that month, with monthly compounding, as prescribed under the Section 1274(d) of the Internal Revenue Code from date of deferral until such amount is paid in accordance with Section 9.

6.    Payment Options - Lump sum cash payment.

7.    Death of Director - Payment made in lump sum to beneficiary designated by Director, or if not designation, to Director's estate.

8.    Administration - Administration is Secretary of Company.

9.    Amendment or Termination - Board of Directors, or Executive Committee of Board, can amend or terminate at any time so long as vested rights are not interfered with.

THE PROCTER & GAMBLE COMPANY
DEFERRED COMPENSATION PLAN FOR DIRECTORS

1.   Name and Purpose - This Plan shall be known as The Procter & Gamble Company Deferred Compensation Plan for Directors (“Plan”). It is the purpose of this Plan to enable certain Directors of The Procter & Gamble Company (“Company”) to elect to defer some or all of the fees which may be payable to the Director for future services to be performed by him/her on this Board of Directors or any Committee thereof.

2.   Eligibility - Any Director of the Company who is not also an employee of the Company or of a subsidiary of the Company shall be eligible to participate in the Plan.

3.   Compensation Eligible for Deferral - Any eligible Director (“Participant”) may elect to defer receipt of all or a specified portion of the compensation (exclusive of expense reimbursements) otherwise payable to him/her for serving on the Board of Directors of the Company or for attending meetings or Committee meetings thereof. Such compensation shall be credited to the Participant's Deferred Compensation Account described hereafter on the date the compensation would otherwise be payable.

4.   Deferred Compensation Account - There shall be established for each Participant who so elects a Deferred Compensation Account.  Effective July 1, 2006, amounts existing in and deferred into a Participant's Deferred Compensation Account shall accrue interest monthly until such amount is paid to the Participant in accordance with Section 9.  The rate of interest used to determine the amount of interest credited each month shall equal one-twelfth of the applicable federal rate for that month, with monthly compounding, as prescrived under the Section 1274(d) of the Internal Revenue Code.  Such interest shall be credited to such Account on the last day of each month to the balance in such Account on the first day of the month in question.  All interest so credited shall become part of the balance of such Account at the close of business on the day of crediting.

5.   Value of Deferred Compensation Account - The value of each Participant's Deferred Compensation Account will include the compensation deferred plus accumulated interest credited to such Account to the date of withdrawal.  For this purpose, the date of withdrawal shall be deemed to be the last day of the month preceding payment in accordance with this Plan.

6.   Time of Election of Deferral - An election to defer compensation must be made prior to the time such compensation is earned. Once made, an election shall continue in effect until the end of the Participant's service as a Director or until the Company is notified in writing of the cancellation of the election, whichever shall occur first.

7.   Manner of Electing Deferral - A Participant may elect to defer compensation by giving notice to the Secretary of the Company on a form provided by it. Such notice shall include:

          a.  The type, e.g. retainer, meeting fees, or both, and the amount or percentage of compensation to be deferred.

          b.  An election of a lump sum payment or a number of annual installments (not to exceed five) for the payment of the deferred compensation.

          c.  The date of the first installment payment, which shall be either January 15 in the year     following the year in which service as a Director terminates or the January 15 following the     electing Director's 71st birthday.

     Notwithstanding the above, no elections to defer will be permitted for compensation earned after December 31, 2006.

8.   Beneficiary Designation - A Participant may, from time to time, furnish a form to the Secretary of the Company designating any person or persons to whom payments are to be made if the Participant dies before receiving payment of all amounts due hereunder. A beneficiary designation form will be effective only after the signed form is filed with the Secretary of the Company while the Participant is alive but will cancel any beneficiary designation forms signed and filed earlier.

9.    Manner of Payment - Pursuant to transition relief to Code Section 409A provided under IRS Notice 2006-79, the Participant's Deferred Compensation Account shall be paid to the Participant in a single lump-sum cash payment in July 2007 or, if elected by the Participant before 2007, in up to five annual installments commencing in July 2007.

             In the event of a Participant's death, the value of his/her Deferred Compensation Account (including accrued interest) determined as of the date of death shall be paid in cash in a single payment to the beneficiary previously designated by the Participant, or to his/her estate if no beneficiary has been designated, no later than July 1, 2007.

10.   Participant's Rights - The right of any Participant to receive payments under the provisions of this Plan shall be unsecured claim against the general assets of the Company. The right of a Participant to receive payments of deferred compensation as provided in this Plan shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.

11.   Statement of Account - Statements will be sent to Participants during February of each year as to the value of their Deferred Compensation Accounts as of the end of December of the previous year.

12.   Administration - The Administrator of this Plan shall be the Secretary of the Company. The Administrator shall have authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement provisions thereof. Decisions by the Administrator as to interpretation of the Plan shall be binding and conclusive on all affected parties.

13.   Governing Law - The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Ohio.

14.   Amendment and Termination - The Plan shall become effective October 1, 1980. It may at any time be amended, modified or terminated by the Board of Directors, or the Executive Committee of the Board of Directors, of the Company. No amendment, modification or termination shall, without the consent of the Participant, adversely affect such Participant's rights with respect to amounts theretofore accrued in his/her Deferred Compensation Account.

 Revised 12/12/06
THE PROCTER & GAMBLE COMPANY
DEFERRED COMPENSATION PLAN FOR DIRECTORS

To: The Procter & Gamble Company

In accordance with the provisions of The Procter & Gamble Company Deferred Compensation Plan for Directors, I hereby elect to defer future compensation (excluding expense reimbursements) otherwise payable to me for services as a Director of The Procter & Gamble Company. This election shall remain in effect until cancelled by me in writing delivered to the Secretary of the Company.

Amount of Deferral (fill in one):

$_______________ (amount per year)

or

________________ (percentage per year - up to 100%)

            □     Retainer Fee

            □     Meeting Fees

The compensation deferred is to be paid to me in cash in ______ (insert number not to exceed five) annual installments, the first of which is to be made on (choose one):

                 □    the January 15 of the calendar year following the year in which my services terminate.

            □     the January 15 following _______________, 20____ (my 71st birthday)

If I die before receiving all of the deferred payments due me, the value of my deferred compensation account shall be paid in a single payment to the beneficiary(ies) designated by me, or if no beneficiary(ies) has (have) been designated, to my estate.

This election is subject to the terms of The Procter & Gamble Company Deferred Compensation Plan for Directors, adopted on October 1, 1980 and on file with the records of the Company.

Received on the ____ day of ___________________, 20__, on behalf of The Procter & Gamble Company	___________________________________ Signature of Director
By _______________________________ Secretary	Date ______________________________

THE PROCTER & GAMBLE COMPANY
DEFERRED COMPENSATION PLAN FOR DIRECTORS
DESIGNATION OF BENEFICIARY

In case of my death while a Participant in this Plan, I hereby designate as my beneficiaries) to whom payments shall be made as provided in the Plan:
                                                                          Proportion
Name          Relationship          Address              to Each

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

I understand that the above designation(s) shall remain in effect until I give written notice of change to the Secretary of The Procter & Gamble Company.

Note:

1.	Many states have laws bearing on beneficiary designations. Participants may desire to consult their advisors before making a designation.
2.	Write name of beneficiary in full. If a married woman, show her given, maiden and surname; thus, Mary Williamson Smith, and not Mrs. John Smith.
3.	Suggested Beneficiary Designations:

Mary Williamson Smith            Wife                    1 Main Ave., Milwaukee, WI    100%

                          or

Mary Williamson Smith          Wife                        "            100%
If she survives me, otherwise
My children, per stirpes*
                 Equally
                          or

My Estate

*This provides that if any of the children should predecease the Participant or former Participant, that child's share will go to his/her children.

I understand that the value of my Deferred Compensation Account (including accrued interest) determined as of the date of death will be paid in cash in a single payment to the beneficiary(ies) designated above in accordance with the terms of the Plan.

Signature  _____________________________
Director

Date Signed  ___________________________
Acknowledgment:

Received as of _______________________________

Signature ___________________________________
         Secretary, The Procter & Gamble Company

This Form should be submitted in duplicate. One copy will be returned for your records after acknowledgment by the Secretary.